UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NCR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NCR Corporation, a Maryland corporation (“NCR” or the “Company”), held its 2022 Annual Meeting of Stockholders on May 2, 2022 (the “2022 Annual Meeting”). As described in the Company’s Current Report on Form 8-K filed with the SEC on May 2, 2022 (the “May 2nd 8-K”), the Company has been actively engaged with stockholders regarding the stockholder proposal relating to termination pay, which was presented at the 2022 Annual Meeting. In connection with such engagement, and after positive feedback from stockholders, the Company’s Board of Directors has adopted the cash severance policy included as Annex A in the May 2nd 8-K, which is incorporated herein by reference.